Exhibit 3.123

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WARNER BROS. MUSIC INTERNATIONAL INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 1975, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

			/s/ HARRIET SMITH WINDSOR
		[SEAL]	Harriet Smith Windsor, Secretary of State

0818519	8100H		AUTHENTICATION:	2877110

040036199			DATE:	01-16-04

1

CERTIFICATE OF INCORPORATION

OF

WARNER BROS. MUSIC INTERNATIONAL INC.

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is

WARNER BROS. MUSIC INTERNATIONAL INC.

SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is two hundred (200), and the par value of each of such share is one dollar ($1.00).

FIFTH: The name and address of the single incorporator are:

Leif A. Tonnessen	70 Pine Street
New York, N. Y. 10005

SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 19th day of November, 1975.

/s/ LEIF A. TONNESSEN	(L.S.)
Leif A. Tonnessen
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960139616 - 818519

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Warner Bros. Music International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,  DOES HEREBY CERTIFY:

The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of  “THE COMPANY”. adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY

BOOK Z VOL 52 PAGE 22

CERTIFICATE OF INCORPORATION

OF

WARNER BROS. MUSIC INTERNATIONAL INC.

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is

WARNER BROS. MUSIC INTERNATIONAL INC.

SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware.  The name of its registered agent at that address is the United States Corporation Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation is authorized to issue is two hundred (200), and the par value of each of such share is one dollar ($1.00).

FIFTH: The name and address of the single incorporator are:

Leif A. Tonnessen

70 Pine Street

New York, N. Y. 10005

BOOK Z VOL 52 PAGE 22

SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or replaced by the Board of Directors without the assent or vote of the stockholders.

SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 19th day of November, 1975.

/s/ LEIF A. TONNESSEN	(L.S.)
Leif A. Tonnessen

Sole Incorporator

BOOK Z VOL 52 PAGE 23

State

of

DELAWARE

Office of SECRETARY OF STATE

I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the “WARNER BROS. MUSIC INTERNATIONAL INC.”, as received and filed in this office the twentieth day of November, A.D. 1975, at 9 o’clock A.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twentieth day of November in the year of our Lord one thousand nine hundred and seventy-five.

/s/ ROBERT H. REED
[SEAL]	RECEIVED FOR RECORD	Robert H. Reed	Secretary of State
Nov. 20 A.D. 1975

	/s/ ROBERT J. DONAWAY	/s/ GROVER A. BIDDLE
	RECORDER	Grover A. Biddle	Assistant Secretary of State

State of Delaware

Office of the Secretary of State

[SEAL]

I, EDWARED J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF “WARNER BROS. MUSIC INTERNATIONAL INC.” FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’ CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

			/s/ EDWARD J. FREEL
		[SEAL]	Edward J. Freel, Secretary of State

			AUTHENTICATION:	7947858
0818519	8100
			DATE:	05-16-96
960139616

1

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Warner Bros. Music International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,  DOES HEREBY CERTIFY:

The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of  “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary 14th this day of May, 1996.

By:	/s/	MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY